EXHIBIT 99.1

Pacific Energy Development Announces Planned February 28, 2014 Closing Date of Acquisition to Acquire 28,727 Net Acres in the Niobrara Shale Formation

DANVILLE, CA--(Marketwired – February 13, 2014) – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”), an energy company engaged in the acquisition and development of strategic high-value energy projects in the U.S. and Asia, today announced that the closing of the transaction to acquire an interest in 41 wells and approximately 28,727 net acres in the DJ Basin, Colorado, from an independent U.S. oil and gas company, as previously announced by the Company on January 22, 2014, is currently scheduled to close on February 28, 2014.

The Company has already paid an initial deposit of $1.5 million toward the total purchase price of $30 million (subject to customary adjustments), with the remaining amount of the purchase price expected to be funded from cash on hand and the issuance of long-term debt securities, for which the Company has received three bona fide non-binding term sheets and is proceeding with negotiating and preparing definitive documentation, provided that no assurance can be provided that the transactions contemplated by the term sheets will be finalized.

Frank C. Ingriselli, President and CEO of the Company, stated, “We have been very impressed with the responsiveness and professionalism of the seller’s transition team, as well as the high-caliber of lenders this transaction has attracted, and we are very much looking forward to completing all conditions to closing and acquiring this transformative asset as soon as possible.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company’s principal assets include its Niobrara asset located in the DJ Basin in Colorado, its Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas, its Eagle Ford asset in McMullen County, Texas, and its North Sugar Valley asset located in Matagorda County, Texas. The Company has also previously announced its entry into an agreement to acquire a controlling interest in a 380,000 acre producing asset located in the Pre-Caspian Basin, one of the largest producing basins in Kazakhstan.  Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

Contacts

Pacific Energy Development
Bonnie Tang, 1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:

Liviakis Financial Communications, Inc.
John Liviakis
+1-415-389-4670
john@liviakis.com

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